UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 24, 2011

AMERICAN TOWER CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14195	65-0723837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

116 Huntington Avenue

Boston, Massachusetts 02116

(Address of Principal Executive Offices) (Zip Code)

(617) 375-7500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, the Board of Directors of American Tower Corporation (the “Company”) approved a plan to reorganize the Company to qualify as a real estate investment trust (“REIT”) for federal income tax purposes for the taxable year commencing January 1, 2012 (the “REIT Conversion”). As one of the steps in the REIT Conversion, on August 24, 2011, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with American Tower REIT, Inc., a newly formed, wholly owned subsidiary of the Company (“American Tower REIT”) providing for, among other things, the merger of the Company with and into American Tower REIT (the “Merger”), with American Tower REIT succeeding to and continuing to operate the existing business of the Company. Effective at the time of the Merger, American Tower REIT will be renamed “American Tower Corporation.” Pursuant to the Merger Agreement, the outstanding shares of the Company’s Class A common stock will be converted into the right to receive the same number of shares of American Tower REIT common stock.

Consummation of the Merger is subject to certain conditions, including approval by the Company’s stockholders, final approval of the REIT Conversion by the Company’s Board of Directors, and other customary closing conditions. While the Company anticipates electing REIT status for the taxable year beginning January 1, 2012, there is no certainty as to the timing of a REIT election or whether the Company will ultimately make a REIT election.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1.

On August 25, 2011, the Company issued a press release announcing the Company’s entry into the Merger Agreement and the date for the special meeting of stockholders to approve a proposal to adopt the Merger Agreement. A copy of that press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Cautionary Language Regarding Forward-Looking Statements

This Report contains “forward-looking statements” concerning American Tower Corporation’s goals, beliefs, expectations, strategies, objectives, plans, future operating results and underlying assumptions, and other statements that are not necessarily based on historical facts. Examples of these statements include, but are not limited to, statements regarding its expectation to elect REIT status and the timing and effect of that election. Actual results may differ materially from those indicated in American Tower Corporation’s forward-looking statements as a result of various factors, including those factors set forth in Item 1A of its Form 10-Q for the quarter ended June 30, 2011 under the caption “Risk Factors.” American Tower Corporation undertakes no obligation to update the information contained in this Report to reflect subsequently occurring events or circumstances.

ADDITIONAL INFORMATION AND CAUTIONARY STATEMENT

This communication does not constitute an offer to sell or the solicitation of an offer to buy securities or a solicitation of any vote or approval. American Tower REIT, Inc. has filed with the Securities and Exchange Commission (SEC) a registration statement on Form S-4/A containing a proxy statement of American Tower Corporation and a prospectus of American Tower REIT, Inc. with respect to the proposed merger. The registration statement has not yet become effective. Notice of a special meeting and a definitive proxy statement/prospectus will be mailed to stockholders of American Tower Corporation who hold shares of its Class A common stock as of October 3, 2011. INVESTORS ARE URGED TO READ THE FORM S-4/A AND PROXY STATEMENT (INCLUDING ALL

AMENDMENTS AND SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. You may obtain documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, you may obtain documents filed with the SEC by American Tower Corporation free of charge by contacting Corporate Secretary, 116 Huntington Avenue, Boston, Massachusetts 02116.

American Tower Corporation, its directors and executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from American Tower Corporation’s stockholders in connection with the merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of proxies in connection with the merger will be included in the Form S-4/A and proxy statement. Information about the directors and executive officers of American Tower Corporation and their ownership of American Tower Corporation capital stock is set forth in the proxy statement for American Tower Corporation’s 2011 Annual Meeting of Stockholders. Investors may obtain additional information regarding the interests of such participants by reading the Form S-4/A and proxy statement for the merger.

Investors should read the Form S-4/A and proxy statement carefully before making any voting or investment decisions.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and between American Tower Corporation and American Tower REIT, Inc., dated August 24, 2011.

99.1	Press release, dated August 25, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN TOWER CORPORATION (Registrant)

Date: August 25, 2011	By:	/s/ THOMAS A. BARTLETT
Thomas A. Bartlett Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and between American Tower Corporation and American Tower REIT, Inc., dated August 24, 2011.

99.1	Press release, dated August 25, 2011.